UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2009

BIOHEART, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

1-33718	65-0945967

(Commission File Number)	(IRS Employer Identification No.)

13794 NW 4th Street, Suite 212
Sunrise, Florida 33325

(Address of principal executive offices, including zip code)

(954) 835-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.03.  Creation of a Direct Financial Obligation.

Item 3.02.  Unregistered Sales of Equity Securities.

On July 24, 2009, Bruce Meyers and Dana Smith (jointly, the “Lenders”) funded the remaining $20,000 of a total $120,000 loan (the “Loan”) to Bioheart, Inc. (the “Company”).  The initial funding of $100,000 was made to the Company on July 23, 2009.

The Loan is in the nature of convertible debt evidenced by an unsecured promissory note (the “Note”), that is convertible into common stock of the Company at a price that is 22.5% less than the average of the closing bid prices for the Company’s shares for the five (5) days prior to the Lenders’ election to exercise its conversion right under the Note.  The Note bears interest at the rate of 10% per annum, with interest payable at maturity.  The Lenders already have advised the Company of their election to convert the entire amount of the Loan to shares of the Company’s common stock.

In addition to the Note, the Company will issue to the Lenders 120,000 unregistered and restricted shares of the Company’s common stock. We believe that the offer and sale of the securities is made only to accredited investors and, accordingly, is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

The Lenders delivered to the Company, on July 23, 2009, a notice electing to convert $100,000 of the Loan into shares of the Company’s common stock. The price per share for such election is $0.51. This will require the issuance to the Lenders of 196,078 unregistered and restricted shares of the Company’s common stock.

On July 24, 2009, contemporaneously with the funding of the remaining $20,000 of the Loan, the Lenders delivered to the Company notice of their election to convert the remainder of the Loan into shares of the Company’s common stock at a price per share of $0.51. This will require the issuance to the Lenders of 39,216 unregistered and restricted shares of the Company’s common stock.

Accordingly, the aggregate number of unregistered and restricted shares of the Company’s common stock to be issued in connection with, and as a result of the conversion of, the Loan is 355,294  shares.  The Company will have no obligation to file any registration statement with respect to the shares, except that the Lenders will have customary “piggyback” registration rights.

Item 9.01  Exhibits.

(d) Exhibits.

Exhibit Number

Description

4.12	10% Convertible Promissory Note Due July 23, 2010, in the amount of $20,000, payable to Dana Smith, filed herewith.
4.13	10% Convertible Promissory Note Due July 23, 2010, in the amount of $100,000, payable to Bruce Meyers, filed herewith.
4.14	Registration Rights Agreement, dated July 23, 2009, filed herewith.
4.15	Subordination Agreement, dated July 23, 2009, filed herewith.
4.16	Note Purchase Agreement, dated July 23, 2009, filed herewith.
4.17	Closing Confirmation of Conversion Election, dated July 23, 2009, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2009

BIOHEART, INC.
By:	/s/ Howard J. Leonhardt
Howard J. Leonhardt
Chief Executive Officer